SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-A



                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)




                Delaware                            76-0513049
        (State of incorporation                  (I.R.S. Employer
           or organization)                     Identification No.)



         One Allen Center
         500 Dallas, Suite 3200
         Houston, Texas                                            77002
(address of principal executive offices)                         (Zip Code)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                            EACH CLASS IS TO BE REGISTERED:

Common Units representing
limited partner interests                            New York Stock Exchange
-------------------------                            -----------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                             -----------------------
                                (Title of Class)

Item 1.        Description of Registrant's Securities to be Registered

               A description of the common units representing limited partner interests in Genesis Energy, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-11545), as filed with the Securities and Exchange Commission on September 6, 1996 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.        Exhibits

        The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

               1. Registrant's Registration Statement on Form S-1 (No. 333-11545), as amended, filed with the Securities and Exchange Commission on September 6, 1996 (the "Registration Statement").

               2.   Certificate of Limited Partnership of the Registrant.

               3.   Amended and Restated Agreement of Limited Partnership of the
                    Registrant,   which  is   included  as  Appendix  A  to  the
                    prospectus  included in the  Registration  Statement.

               4. Form of Certificate Evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement.

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October  9, 1996

                                       GENESIS ENERGY, L.P.

                                       By:     Genesis Energy, L.L.C.
                                               its General Partner

                                               By: Basis Petroleum, Inc.
                                                   Member

                                               By:   /s/ JEFFREY  R. SERRA
                                                     -------------------------
                                                     Jeffrey R. Serra
                                                     Chairman of the Board
                                                     of Directors,
                                                       President and Chief
                                                       Executive Officer